Exhibit 7

--------------------------------------------------------------------------------

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                Dollar Amounts
                                                                 In Thousands
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..           $2,850,111
   Interest-bearing balances...........................            6,917,898
Securities:
   Held-to-maturity securities.........................            1,201,319
   Available-for-sale securities.......................           13,227,788
Federal funds sold in domestic offices.................            1,748,562
Securities purchased under agreements to
   resell..............................................              808,241
Loans and lease financing receivables:
   Loans and leases held for sale......................              974,505
   Loans and leases, net of unearned
     income............................................           36,544,957
   LESS: Allowance for loan and
     lease losses......................................              578,710
   Loans and leases, net of unearned
     income and allowance..............................           35,966,247
Trading Assets.........................................            6,292,280
Premises and fixed assets (including capitalized
   leases).............................................              860,071
Other real estate owned................................                  660
Investments in unconsolidated subsidiaries and
   associated companies................................              272,214
Customers' liability to this bank on acceptances
   outstanding.........................................              467,259
Intangible assets......................................
   Goodwill............................................            1,804,922
   Other intangible assets.............................               70,679
Other assets...........................................            4,639,158
                                                                 -----------
Total assets...........................................          $78,101,914
                                                                 ===========

LIABILITIES
Deposits:
   In domestic offices.................................          $29,456,619
   Noninterest-bearing.................................           11,393,028
   Interest-bearing....................................           18,063,591
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................           26,667,608
   Noninterest-bearing.................................              297,347
   Interest-bearing....................................           26,370,261
Federal funds purchased in domestic
   offices.............................................            1,422,522
Securities sold under agreements to repurchase.........              466,965
Trading liabilities....................................            2,946,403
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases)...........................            1,844,526
Bank's liability on acceptances executed and
   outstanding.........................................              469,319
Subordinated notes and debentures......................            1,840,000
Other liabilities......................................            5,998,479
                                                                 -----------
Total liabilities......................................          $71,112,441
                                                                 ===========

Minority interest in consolidated
   subsidiaries........................................              500,154

EQUITY CAPITAL
Perpetual preferred stock and related
   surplus.............................................                    0
Common stock...........................................            1,135,284
Surplus................................................            1,055,509
Retained earnings......................................            4,244,963
Accumulated other comprehensive income.................              (53,563)
Other equity capital components........................                    0
Total equity capital...................................            6,489,319
                                                                 -----------
Total liabilities minority interest and equity capital.          $78,101,914
                                                                 ===========

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                         Thomas J. Mastro,
                                     Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this statement or resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


Thomas A. Renyi        |
Gerald L. Hassell      |      Directors
Alan R. Griffith       |

--------------------------------------------------------------------------------


                                      -3-